EXHIBIT 99.1

Schedule of 2007 Annual Incentive Payouts and 2008 Base Salaries

for Executive Officers of U-Store-It Trust

Name	Position	2007 Annual Incentive Payouts	2008 Base Salary
Dean Jernigan	President and Chief Executive Officer	$274,500	$610,000
Christopher P. Marr	Chief Financial Officer	$119,925	$410,000
Kathleen A. Weigand	Executive Vice President, General Counsel and Secretary	$ 96,525	$330,000
Stephen R. Nichols	Senior Vice President, Operations	$ 68,063	$275,000
Timothy M. Martin	Senior Vice President and Chief Accounting Officer	$ 55,688	$225,000